EXHIBIT 10.28

7 October 2019
International Seaways, Inc. (as Vendor) and Nakilat Marine Services Ltd. (as Purchaser)
SHARE PURCHASE AGREEMENT related to OSG Nakilat Corporation
99 Bishopsgate London EC2M 3XF United Kingdom Tel: +44.20.7710.1000 www.lw.com

TABLE OF CONTENTS

Clause		Page
1	DEFINITIONS AND INTERPRETATION	1
2	SALE OF SHARES	4
3	CONSIDERATION	4
4	COMPLETION	4
5	WARRANTIES	6
6	LIMITATIONS ON VENDOR LIABILITY	7
7	INSURANCE CLAIMS	8
8	CONFIDENTIALITY AND ANNOUNCEMENTS	8
9	FURTHER ASSURANCE	9
10	ENTIRE AGREEMENT AND REMEDIES	9
11	POST-COMPLETION EFFECT OF AGREEMENT	9
12	WAIVER AND VARIATION	10
13	INVALIDITY	10
14	ASSIGNMENT	10
15	PAYMENTS	10
16	NOTICES	10
17	COSTS	12
18	RIGHTS OF THIRD PARTIES	12
19	COUNTERPARTS	12
20	GOVERNING LAW AND JURISDICTION	12
Schedule 1
	PARTICULARS OF THE COMPANY AND THE SUBSIDIARIES	13
Schedule 2
	COMPLETION OBLIGATIONS	17

THIS AGREEMENT is made on     7 October                                    2019,

BETWEEN:

(1)

INTERNATIONAL SEAWAYS, INC. (formerly known as OSG INTERNATIONAL, INC.), a corporation incorporated in the Marshall Islands with registered number 3428 and having its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (the “Vendor”); and

(2)

NAKILAT MARINE SERVICES LTD., a corporation incorporated in the Marshall Islands with registered number 12550 and having its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (the “Purchaser”).

WHEREAS,

The Vendor wishes to sell and the Purchaser wishes to purchase the Shares subject to the terms of this Agreement.

IT IS AGREED THAT:

1.	DEFINITIONS AND INTERPRETATIOn
1.1	In this Agreement, unless the context otherwise requires:

1 “Accounting and Financial Services Agreement” means the accounting and financial services agreement dated 7 November 2004 (as novated, amended and restated on 31 March 2014), between Nakilat Shipping (Qatar) Limited, the Company and the Subsidiaries;

2 “Affiliate” means, in relation to a body corporate, any subsidiary or holding company of such body corporate, and any subsidiary of any such holding company, in each case from time to time;
3 “Agent” means The Royal Bank of Scotland plc (as renamed or replaced from time to time);
4 “Agreed Form” means, in relation to a document, the form of that document which has been agreed between the parties;
5 “Business Day” means a day (other than a Friday, Saturday or Sunday) on which banks are open for ordinary banking business in London, New York and Doha;
6 “Change of Ownership” means the sale and purchase of the Shares pursuant to this Agreement;
7 “Charter Agreement” means each of the LNG tanker time charter party agreements effective as from 7 November 2004 (as amended) between the Charterer and each of the Subsidiaries;
8 “Charterer” means Qatar Liquefied Gas Company Limited (II);

“Claim” means any claim by the Purchaser for breach of any of the Vendor Warranties;

9 “Company” means OSG Nakilat Corporation, a corporation incorporated in the Marshall Islands, with its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Ajuro, Marshall Islands MH 96960, further particulars of which are set out in Part 1 of Schedule 1;

10 “Completion” means completion of the sale and purchase of the Shares in accordance with Clause 4;

11 “Completion Date” means the date on which Completion actually takes place, being the date of this Agreement;
12 “Confidential Information” has the meaning given in Clause 8.1(a);
13 “Consideration” has the meaning given in Clause 3;

14 “Encumbrance” means any interest or equity of any person (including any right to acquire, option or right of pre-emption), any mortgage, charge, pledge, lien, assignment, hypothecation, security interest (including any created by Law), title retention or other security agreement or arrangement;

15 “Existing OSG Policies” has the meaning given in Clause 7.1(a);
16 “Group” means the Company and each of the Subsidiaries;
17 “Group Company” means any member of the Group;

18 “Junior Facilities Agreement” means the $51,000,000 junior facilities agreement between (among others) the Subsidiaries, the Company, as guarantor, the Agent as facility agent, the Security Trustee as security trustee, and the lenders thereto dated 30 October 2007 (and as subsequently amended and restated from time to time);

19 “Laws” means all applicable legislation, statutes, directives, regulations, judgments, decisions, decrees, orders, instruments, by-laws, and other legislative measures or decisions having the force of law, treaties, conventions and other agreements between states, or between states and the European Union or other supranational bodies, rules of common law, customary law and equity and all civil or other codes and all other laws of, or having effect in, any jurisdiction from time to time;

20 “Purchaser Warranties” means the representations and warranties given by the Purchaser set out in Clause 5.4;
21 “Representatives” means, in relation to a party, its Affiliates and their respective directors, officers, employees, agents, consultants, advisers and any lenders to such party;
22 “Security Trustee” means NatWest Markets plc (as renamed or replaced from time to time);

23 “Senior Facilities Agreement” means the $869,500,000 senior facilities agreement between (among others) the Subsidiaries, the Company as guarantor, the Agent as facility agent, the Security Trustee as security trustee, and the lenders thereto dated 27 July 2005 (and as subsequently amended and restated from time to time);

24  “SHA” means the shareholders’ agreement of the Company between the Purchaser and the Vendor dated 7 November 2004, along with the side letter to such agreement between the Purchaser and the Vendor dated 3 January 2017;

“Shares” means the 499 issued and outstanding registered shares of the Company held by the Vendor, constituting 49.9% of all of the issued and outstanding registered shares of the Company;

“Ship Management Agreements” means each of the ship management agreements dated October 2007 (as novated, amended and restated on 27 May 2014), between Nakilat Shipping (Qatar) Limited and each of the Subsidiaries;

25 “Subsidiaries” means the companies whose details are set out in Part 2 of Schedule 1, and “Subsidiary” means each of them;

26 “Tax” means:
(a)

all forms of tax, levy, impost, contribution, duty, liability and charge in the nature of taxation (including payment under the Corporation Tax (Instalment Payments) Regulations 1998) and all related withholdings or deductions of any nature (including, for the avoidance of doubt, PAYE and National Insurance contribution liabilities in the United Kingdom and corresponding obligations elsewhere); and

(b)	all related fines, penalties, charges and interest,

27 imposed or collected by a Tax Authority whether directly or primarily chargeable against, recoverable from or attributable to any of the Group Companies or another person (and “Taxes” and “Taxation” shall be construed accordingly);

28 “Tax Authority” means a taxing or other governmental (local or central), state or municipal authority (whether within or outside the United Kingdom) competent to impose a liability for or to collect Tax;

29 “Transaction Documents” means this Agreement and any documents to be entered into pursuant to, or in connection with, this Agreement;
30 “Vendor Warranties” means the representations and warranties given by the Vendor set out in Clause 5.1; and
31 “Working Hours” means 9:30 am to 5:30 pm on a Business Day.
31.1	In this Agreement, unless the context otherwise requires:
(a)

every reference to a particular Law shall be construed also as a reference to all other Laws made under the Law referred to and to all such Laws as amended, re-enacted, consolidated or replaced or as their application or interpretation is affected by other Laws from time to time and whether before or after Completion provided that, as between the parties, no such amendment or modification shall apply for the purposes of this Agreement to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any party;

(b)

references to clauses and schedules are references to Clauses of and Schedules to this Agreement, references to paragraphs are references to paragraphs of the Schedule in which the reference appears and references to this Agreement include the Schedules;

(c)	references to the singular shall include the plural and vice versa and references to one gender include any other gender;
(d)	references to a “party” means a party to this Agreement and includes its successors in title, personal representatives and permitted assigns;
(e)

references to a “person” includes any individual, partnership, body corporate, corporation sole or aggregate, state or agency of a state, and any unincorporated association or organisation, in each case whether or not having separate legal personality;

(f)	references to a “company” includes any company, corporation or other body corporate wherever and however incorporated or established;

(g)	references to “dollars” or “$” are references to the lawful currency from time to time of the United States of America;
(h)	references to times of the day are to Doha time unless otherwise stated;
(i)	references to writing shall include any modes of reproducing words in a legible and non-transitory form;
(j)

references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court official or any other legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

(k)	words introduced by the word “other” shall not be given a restrictive meaning because they are preceded by words referring to a particular class of acts, matters or things; and
(l)

general words shall not be given a restrictive meaning because they are followed by words which are particular examples of the acts, matters or things covered by the general words and the words “includes” and “including” shall be construed without limitation.

31.2	The headings and sub-headings in this Agreement are inserted for convenience only and shall not affect the construction of this Agreement.
31.3	Each of the schedules to this Agreement shall form part of this Agreement.
31.4	References to this Agreement include this Agreement as amended or varied in accordance with its terms.
2.	SALE OF SHARES
2.1

On the terms set out in this Agreement, the Vendor shall sell and the Purchaser shall purchase the Shares with effect from Completion, free from all Encumbrances, together with all rights attaching to the Shares as at Completion (including all dividends and distributions declared, paid or made in respect of the Shares after Completion).

2.2	For the avoidance of doubt, each party waives any pre-emption rights which it holds in respect of any of the Shares, including those under clause 15 of the SHA.
3.	CONSIDERATION

The purchase price for the sale of the Shares shall be $123,000,000 (one hundred and twenty-three million United States Dollars) (the “Consideration”) payable in cash at Completion by the Purchaser to the Vendor at the below account:

Bank Name: JPMorgan Chase NA

ABA Routing Number: 021000021

SWIFT Code: CHASUS33

Account Name: International Seaways, Inc.

Account Number: 2321015113

4.	COMPLETION
4.1	Completion shall take place at the Doha offices of the Purchaser (or at any other place as agreed in writing by the Vendor and the Purchaser) immediately after the execution of this Agreement.
4.2	At Completion:
(a)	the Vendor shall do or procure the carrying out of all those things listed in paragraph 1 of Schedule 2;
(b)	the Purchaser shall do or procure the carrying out of all those things listed in paragraph 2 of Schedule 2;
(c)	the parties shall procure that:
(i)	board resolutions and shareholder resolutions, if required, of each Group Company are passed:
(A)	in the case of the Company, solely:
(I)

approving the Change of Ownership, the issuance of share certificates in the name of the Purchaser and the registration in the books of the Company of the Purchaser as the registered owner of the Shares; and

(II)	approving the change of name of the Company to “Nakilat Maritime Corporation”;
(B)	accepting the resignations of the officers of such Group Company as are referred to in paragraphs 1.1(d) and 2.1(b)(v) of Schedule 2;
(C)	accepting the appointment of the following as the officers of each Group Company:
(I)	Abdullah Al-Sulaiti – Director / President;
(II)	Rashid Al Marri – Director / Vice President;
(III)	Bader Al Mulla – Director; and
(IV)	Mohammed Al Khabi – Director, and
(D)	approving the entry into any documents required to be entered into in connection with the transactions contemplated by this Agreement;

(ii)	each applicable Group Company duly executes:
(A)	a counterpart of the deed of amendment in respect of the applicable Charter Agreement, as duly executed by the Charterer;
(B)	a counterpart of the deed of amendment and restatement in respect of the applicable Ship Management Agreement, as duly executed by Nakilat Shipping (Qatar) Limited; and
(C)	a counterpart of the deed of amendment and restatement in respect of the Accounting and Financial Services Agreement, as duly executed by Nakilat Shipping (Qatar) Limited;
(iii)	a notification of the Change of Ownership is immediately delivered to:
(A)	the Agent and the Security Trustee under each of the Senior Facilities Agreement and the Junior Facilities Agreement; and
(B)	the Charterer;
(iv)

Qatar Gas Transport Company Limited (Nakilat) duly executes a counterpart of the deed of amendment in respect of each of the four guarantees granted by it in favour of the Charterer, as duly executed by the Charterer; and

(v)	a copy of:
(A)

each deed of amendment in respect of each of the guarantees granted by Qatar Gas Transport Company Limited (Nakilat), in favour of the Charterer duly executed by each of the Charterer and Qatar Gas Transport Company Limited (Nakilat); and

(B)	each deed of amendment in respect of each Charter Agreement duly executed by each of the Charterer and the applicable Subsidiary,

is immediately delivered to the Charterer.

4.3

Without prejudice to any other rights and remedies the parties may have, neither the Vendor or the Purchaser shall be obliged to complete the sale and purchase of any of the Shares unless the sale and purchase of all of the Shares is completed simultaneously.

5.	WARRANTIES
5.1	The Vendor represents and warrants to the Purchaser as at the date of this Agreement that:
(a)	The Vendor is duly incorporated and validly existing in good-standing under the Laws of its country of incorporation.
(b)	The Vendor has taken all necessary action and has all requisite power and authority to enter into and perform this Agreement in accordance with its terms.

(c)	This Agreement constitutes (or shall constitute when executed) valid, legal, binding and enforceable obligations on the Vendor.
(d)

The execution and delivery of this Agreement by the Vendor and the performance of and compliance with its terms and provisions will not conflict with or result in a breach of, or constitute a default under, the constitutional documents of the Vendor, any agreement or instrument to which the Vendor is a party or by which it is bound, other than the SHA, or any Law, order or judgment that applies to or binds the Vendor or any of its property.

(e)

No consent, action, approval or authorisation of, and no registration, declaration, notification or filing is required to be obtained, or made, by the Vendor to authorise the execution or performance of this Agreement.

(f)	The Shares constitute the whole of the allotted and issued shares of the Company owned by the Vendor or any of its Affiliates.
(g)

The Vendor is the sole legal and beneficial owner of the Shares and the Shares are fully paid up and free from all Encumbrances and the Vendor is entitled to transfer the full ownership of the Shares on the terms set out in this Agreement, subject to the terms of the SHA.

5.2	The Vendor acknowledges that the Purchaser is entering into this Agreement on the basis of and in express reliance on the Vendor Warranties.
5.3

Each of the Vendor Warranties is separate and independent and, unless otherwise specifically provided, shall not be restricted or limited by reference to any other representation, warranty or term of this Agreement.

5.4	The Purchaser represents and warrants to the Vendor as at the date of this Agreement that:
(a)	The Purchaser is duly incorporated and validly existing in good-standing under the Laws of its country of incorporation.
(b)	The Purchaser has taken all necessary action and has all requisite power and authority to enter into and perform this Agreement in accordance with its terms.
(c)	This Agreement constitutes (or shall constitute when executed) valid, legal, binding and enforceable obligations on the Purchaser.
(d)

The execution and delivery of this Agreement by the Purchaser and the performance of and compliance with its terms and provisions will not conflict with or result in a breach of, or constitute a default under, the constitutional documents of the Purchaser, any agreement or instrument to which the Purchaser is a party or by which it is bound, other than the SHA, or any Law, order or judgment that applies to or binds the Purchaser or any of its property.

(e)

No consent, action, approval or authorisation of, and no registration, declaration, notification or filing is required to be obtained, or made, by the Purchaser to authorise the execution or performance of this Agreement.

6.	LIMITATIONS ON VENDOR LIABILITY
6.1

The aggregate liability of the Vendor in respect of all Claims shall not exceed the Consideration, plus any reasonable legal costs incurred by the Purchaser in enforcing its rights under this Agreement.

6.2

The Vendor shall not be liable in respect of any Claim unless the Purchaser has given notice in writing of such Claim to the Vendor within 12 months of the Completion Date, including a summary of the nature of the Claim as far as it is known to the Purchaser and the amount claimed.

6.3	For the purposes of this Clause 6, the liability of the Vendor in respect of a Claim shall mean the amount in respect of the Claim for which the Vendor:
(a)	admits liability in writing; or
(b)	is found to be liable by a court of competent jurisdiction and the Vendor has no right of appeal or is debarred by passage of time or otherwise from making an appeal,

and the Vendor shall not be liable in respect of any contingent liability in relation to any Claim unless and until such contingent liability becomes an actual liability and is due and payable.

6.4

The Purchaser shall not be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity more than once in respect of the same loss, regardless of whether more than one Claim arises in respect of it, and for this purpose recovery by the Purchaser or any of the Group Companies shall be deemed to be a recovery by each of them.

7.	INSURANCE CLAIMS
7.1	The Vendor and the Purchaser acknowledge that:
(a)

prior to and until Completion, each Group Company and its assets (including each vessel owned by each Subsidiary) have been covered under group insurance policies maintained by the Vendor (such policies the “Existing OSG Policies”); and

(b)

on and after Completion each Group Company shall be solely responsible for obtaining and maintaining insurance policies covering such person and its assets (including each vessel owned by each Subsidiary).

7.2

The Vendor hereby agrees and acknowledges that to the extent any insurance claim is made or any insurance proceeds are paid under any Existing OSG Policy to the extent relating to any Group Company or to the assets of any Group Company, as a result of damage or loss suffered by any Group Company or to the assets of any Group Company, the proceeds of any such claims are the property of the applicable Group Company.

7.3

To the extent that the Vendor receives any insurance proceeds pursuant to an Existing OSG Policy that relate to damage or loss suffered by any Group Company or to the assets of any Group Company, the Vendor shall immediately pay the amount of such insurance proceeds directly to the applicable Group Company. Any such insurance proceeds received by the Vendor, pending their payment to the applicable Group Company, shall be held on trust by the Vendor for the applicable Group Company.
7.4

The Vendor shall not take (and shall ensure that none of its Affiliates take) any action that could reasonably be expected to result in any potential claim under any Existing OSG Policy relating to any Group Company or to the assets of any Group Company being rejected or invalidated.

7.5

The Vendor shall immediately notify the Purchaser and the applicable Group Company to the extent that it receives any material correspondence in connection with any Existing OSG Policy that could impact any Group Company or any existing claims of any Group Company.

7.6

The Vendor shall provide any assistance requested by the Purchaser or any Group Company in pursuing any claim under any Existing OSG Policy or in collecting any outstanding proceeds payable as a result of any such claim.

8.	CONFIDENTIALITY AND ANNOUNCEMENTS
8.1	Subject to Clause 8.4, each party:
(a)	shall treat as strictly confidential the existence and provisions of this Agreement and the other Transaction Documents and the process of their negotiation (the “Confidential Information”); and
(b)

shall not, except with the prior written consent of the other party (which shall not be unreasonably withheld or delayed), make use of (save for the purposes of performing its obligations under this Agreement) or disclose to any person (other than in accordance with Clause 8.2) any Confidential Information.

8.2

Each party undertakes that it shall only disclose Confidential Information to its Representatives and any person where it is reasonably required for the purposes of performing its obligations under this Agreement (including those under Clause 4.2) or any other Transaction Document and, in each case, only where such recipients are informed of the confidential nature of the Confidential Information and the provisions of this Clause 8 and instructed to comply with this Clause 8 as if they were a party to it.

8.3

Subject to Clause 8.4, neither party shall make any announcement (including any communication to the public, to any customers, suppliers or employees of any of the Group Companies) concerning the subject matter of this Agreement without the prior written consent of the other (which shall not be unreasonably withheld or delayed).

8.4	Clauses 8.1, 8.2 and 8.3 shall not apply if and to the extent that the party using or disclosing Confidential Information or making such announcement can demonstrate that:
(a)

such disclosure or announcement is required by Law or by any stock exchange or any supervisory, regulatory, governmental or anti-trust body (including, for the avoidance of doubt, any Tax Authority) having applicable jurisdiction; or

(b)	the Confidential Information concerned has come into the public domain other than through its fault (or that of its Representatives) or the fault of any person to whom such Confidential Information has been disclosed in accordance with this Clause 8.4.
8.5	The provisions of this Clause 8 shall survive termination of this Agreement or Completion, as the case may be, and shall continue for a period of five years from the date of this Agreement.
9.	FURTHER ASSURANCE

The Vendor shall, at its own cost, promptly execute and deliver all such documents and do all such things and provide all such information and assistance, as the Purchaser may from time to time reasonably require for the purpose of giving full effect to the provisions of this Agreement and to secure for the Purchaser the full benefit of the rights, powers and remedies conferred upon it under this Agreement.

10.	ENTIRE AGREEMENT AND REMEDIES
10.1

This Agreement and the other Transaction Documents together set out the entire agreement between the parties relating to the sale and purchase of the Shares and, save to the extent expressly set out in this Agreement or any other Transaction Document, supersede and extinguish any prior drafts, agreements, undertakings, representations, warranties, promises, assurances and arrangements of any nature whatsoever, whether or not in writing, relating thereto.  This Clause 10 shall not exclude any liability for or remedy in respect of fraudulent misrepresentation.

10.2	The rights, powers, privileges and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers, privileges or remedies provided by Law.
11.	POST-COMPLETION EFFECT OF AGREEMENT
11.1	Notwithstanding Completion:
(a)	each provision of this Agreement and any other Transaction Document not performed at or before Completion but which remains capable of performance;
(b)	the Vendor Warranties and the Purchaser Warranties; and
(c)	all covenants, indemnities and other undertakings and assurances contained in or entered into pursuant to this Agreement or any other Transaction Document,

will remain in full force and effect and, except as otherwise expressly provided, without limit in time.

12.	WAIVER AND VARIATION
12.1

A failure or delay by a party to exercise any right or remedy provided under this Agreement or by Law, whether by conduct or otherwise, shall not constitute a waiver of that or any other right or remedy, nor shall it preclude or restrict any further exercise of that or any other right or remedy.  No single or partial exercise of any right or remedy provided under this Agreement or by Law, whether by conduct or otherwise, shall preclude or restrict the further exercise of that or any other right or remedy.

12.2	A waiver of any right or remedy under this Agreement shall only be effective if given in writing and shall not be deemed a waiver of any subsequent breach or default.

12.3

No variation or amendment of this Agreement shall be valid unless it is in writing and duly executed by or on behalf of all of the parties to this Agreement.  Unless expressly agreed, no variation or amendment shall constitute a general waiver of any provision of this Agreement, nor shall it affect any rights or obligations under or pursuant to this Agreement which have already accrued up to the date of variation or amendment and the rights and obligations under or pursuant to this Agreement shall remain in full force and effect except and only to the extent that they are varied or amended.

13.	INVALIDITY

Where any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the Laws of any jurisdiction then such provision shall be deemed to be severed from this Agreement and, if possible, replaced with a lawful provision which, as closely as possible, gives effect to the intention of the parties under this Agreement and, where permissible, that shall not affect or impair the legality, validity or enforceability in that, or any other, jurisdiction of any other provision of this Agreement.

14.	ASSIGNMENT

No person shall assign, transfer, charge or otherwise deal with all or any of its rights under this Agreement nor grant, declare, create or dispose of any right or interest in it.

15.	PAYMENTS
15.1

Any payment to be made pursuant to this Agreement shall be made to the bank account notified by the payee to the payor by way of electronic transfer in immediately available funds on or before the due date for payment.  Receipt of such sum in such account on or before the due date for payment shall be a good discharge by the payor of its obligation to make such payment.

15.2	Where any payment is made in satisfaction of a liability arising under this Agreement it shall be an adjustment to the Consideration.
16.	NOTICES
16.1

Any notice or other communication given under this Agreement or in connection with the matters contemplated herein shall, except where otherwise specifically provided, be in writing in the English language, addressed as provided in Clause 16.2 and served:

(a)	by leaving it at the relevant address in which case it shall be deemed to have been given upon delivery to that address;
(b)	if from or to any place by air courier, in which case it shall be deemed to have been given two Business Days after its delivery to a representative of the courier;
(c)	if from or to any place by pre-paid airmail, in which case it shall be deemed to have been given five Business Days after the date of posting;
(d)	by facsimile, in which case it shall be deemed to have been given when despatched subject to confirmation of uninterrupted transmission by a transmission report; or
(e)	by e-mail, in which case it shall be deemed to have been given when despatched subject to confirmation of delivery by a delivery receipt,

provided that in the case of sub-clauses (d) and (e) above any notice despatched outside Working Hours shall be deemed given at the start of the next period of Working Hours.

16.2	Notices under this Agreement shall be sent for the attention of the person and to the address, fax number or e-mail address, subject to Clause 16.3, as set out below:

For the Vendor:

Name:International Seaways, Inc.

For the attention of:Senior Vice President, Chief Financial Officer and Treasurer

Address:c/o International Seaways Ship Management LLC

600 Third Avenue, 39th Floor

New York, New York 10016

Fax number:212-578-1832

E-mail address:jpribor@intlseas.com

with a copy to:

Name:International Seaways, Inc.

For the attention of:Senior Vice President, Chief Administrative Officer and General Counsel

Address:c/o International Seaways Ship Management LLC

600 Third Avenue, 39th Floor

New York, New York 10016

Fax number:212-251-1180

E-mail address:jsmall@intlseas.com

For the Purchaser:

Name:Nakilat Marine Services Ltd.

For the attention of:Chief Commercial & Business Development Officer

Address:c/o Qatar Gas Transport Company Limited (Nakilat)

Shoumoukh Towers, Tower B, C-Ring Road

Doha, State of Qatar, PO Box 22271

Fax number:974-4448-3127

E-mail address:jstampe@qgtc.com.qa

with a copy to:

Name:Nakilat Marine Services Ltd.

For the attention of:General Counsel

Address:c/o Qatar Gas Transport Company Limited (Nakilat)

Shoumoukh Towers, Tower B, C-Ring Road

Doha, State of Qatar, PO Box 22271

Fax number:974-4448-3110

E-mail address:enewitt@qgtc.com.qa

16.3

Any party may notify the other party of any change to its address or other details specified in Clause 16.2 provided that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later.

17.	COSTS

Except as otherwise provided in this Agreement, the costs arising out of or in connection with the preparation, negotiation and implementation of this Agreement and all other Transaction Documents shall be shared equally between the parties.

18.	RIGHTS OF THIRD PARTIES

A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

19.	COUNTERPARTS

This Agreement may be executed in any number of counterparts.  Each counterpart shall constitute an original of this Agreement but all the counterparts together shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature.

20.	GOVERNING LAW AND JURISDICTION
20.1	This Agreement and any non-contractual rights or obligations arising out of or in connection with it shall be governed by and construed in accordance with the Laws of England and Wales.
20.2

Any Dispute shall be referred to and finally resolved by arbitration under the Arbitration Rules of the London Maritime Arbitrators’ Association terms current at the time when proceedings are commenced (the “Rules”), which are deemed to be incorporated by reference into this Clause 20.2 (save that any requirement in the Rules to take account of the nationality of a person considered for appointment as an arbitrator shall be disapplied and a person may be nominated or appointed as an arbitrator (including as chairman) regardless of nationality).  There shall be three arbitrators, two of whom shall be nominated by the respective parties in accordance with the Rules and the third, who shall be the Chairman of the tribunal, shall be nominated by the two party nominated arbitrators within 14 days of the last of their appointments.  The seat, or legal place, of arbitration shall be London, U.K..  The language to be used in the arbitral proceedings shall be English.  Judgment on any award may be entered in any court having jurisdiction thereover.

20.3

For the purposes of this Clause 20, “Dispute” means any dispute, controversy, claim or difference of whatever nature arising out of, relating to, or having any connection with this Agreement, including a dispute regarding the existence, formation, validity, interpretation, performance or termination of this Agreement or the consequences of its nullity and also including any dispute relating to any non-contractual rights or obligations arising out of, relating to, or having any connection with this Agreement.

Schedule 1

1 PARTICULARS OF THE COMPANY AND THE SUBSIDIARIES
Part 1

The Company

Company Name	OSG Nakilat Corporation
Registered Number	12174
Registered Address	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960
Date and Place of Incorporation	October 15, 2004, Marshall Islands
Officers

Bader Al Mulla - President and Director

Jeffrey D. Pribor - Financial Director & Treasurer

Lois K. Zabrocky - Senior Vice President & Director

Shatha Al Emadi - Director

Fieke Nijland - Secretary

James D. Small- Assistant Secretary

Authorised Shares	2,000 registered shares without par value
Issued Shares	1,000 shares
Shareholders and Shares Held	Nakilat Marine Services Ltd. – 501 shares (Certificate No. 3) International Seaways, Inc. – 499 shares (Certificate No. 5)
Accounting Reference Date	31 December
Auditors	KPMG
Tax Residence	Marshall Islands

Part 2

The Subsidiaries

Company Name	Overseas LNG H1 Corporation
Registered Number	12175
Registered Address	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960
Date and Place of Incorporation	October 15, 2004, Marshall Islands
Officers

Bader Al Mulla - President and Director

Jeffrey D. Pribor - Financial Director & Treasurer

Lois K. Zabrocky - Senior Vice President & Director

Shatha Al Emadi - Director

Fieke Nijland - Secretary

James D. Small- Assistant Secretary

Authorised Shares	500 registered shares without par value
Issued Shares	1 share
Shareholders	OSG Nakilat Corporation
Accounting Reference Date	31 December
Auditors	KPMG
Tax Residence	Marshall Islands

Company Name	Overseas LNG H2 Corporation
Registered Number	12176
Registered Address	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960
Date and Place of Incorporation	October 15, 2004, Marshall Islands

Officers

Bader Al Mulla - President and Director

Jeffrey D. Pribor - Financial Director & Treasurer

Lois K. Zabrocky - Senior Vice President & Director

Shatha Al Emadi - Director

Fieke Nijland - Secretary

James D. Small- Assistant Secretary

Authorised Shares	500 registered shares without par value
Issued Shares	1 share
Shareholders and Shares Held	OSG Nakilat Corporation
Accounting Reference Date	31 December
Auditors	KPMG
Tax Residence	Marshall Islands

Company Name	Overseas LNG S1 Corporation
Registered Number	12177
Registered Address	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960
Date and Place of Incorporation	October 15, 2004, Marshall Islands
Officers

Bader Al Mulla - President and Director

Jeffrey D. Pribor - Financial Director & Treasurer

Lois K. Zabrocky - Senior Vice President & Director

Shatha Al Emadi - Director

Fieke Nijland - Secretary

James D. Small- Assistant Secretary

Authorised Shares	500 registered shares without par value
Issued Shares	1 share
Shareholders and Shares Held	OSG Nakilat Corporation
Accounting Reference Date	31 December
Auditors	KPMG
Tax Residence	Marshall Islands

Company Name	Overseas LNG S2 Corporation
Registered Number	12178
Registered Address	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960
Date and Place of Incorporation	October 15, 2004, Marshall Islands
Officers

Bader Al Mulla - President and Director

Jeffrey D. Pribor - Financial Director & Treasurer

Lois K. Zabrocky - Senior Vice President & Director

Shatha Al Emadi - Director

Fieke Nijland - Secretary

James D. Small- Assistant Secretary

Authorised Shares	500 registered shares without par value
Issued Shares	1 share
Shareholders and Shares Held	OSG Nakilat Corporation
Accounting Reference Date	31 December
Auditors	KPMG
Tax Residence	Marshall Islands

Schedule 2

2 COMPLETION OBLIGATIONS
1.	VENDOR’S OBLIGATIONS
1.1	At Completion the Vendor shall deliver to the Purchaser, or procure the delivery to the Purchaser, of:
(a)	all documents, duly executed and/or endorsed where required, required to enable title to all of the Shares to pass into the name of the Purchaser;
(b)	share certificates in respect of all of the Shares;
(c)	the original of any power of attorney, in Agreed Form, under which any document to be delivered to the Purchaser under this paragraph 1 has been executed;
(d)	in respect of each Group Company, letters of resignation duly executed by:
(i)	Jeffrey D. Pribor (Financial Director & Treasurer);
(ii)	Lois K. Zabrocky (Senior Vice President & Director); and
(iii)	James D Small (Assistant Secretary),
(e)	a counterpart of the termination agreement in respect of the SHA, in Agreed Form, duly executed by the Vendor; and
(f)	a copy of a board resolution of the Vendor approving the sale of the Shares and the execution by the Vendor of the Transaction Documents and any other documents referred to in this Agreement.
2.	PURCHASER’S OBLIGATIONS
2.1	At Completion the Purchaser shall:
(a)	pay the Consideration to the Vendor as provided in Clause 3; and
(b)	deliver to the Vendor, or procure the delivery to the Vendor, of:
(i)	evidence, to the extent not previously provided, of:
(A)

the consent of the lenders, under each of the Senior Facilities Agreement and the Junior Facilities Agreement, to the Change of Ownership, as evidenced by a consent and amendment letter, in Agreed Form, duly executed by the Subsidiaries, the Company, the Agent and the Security Trustee under each of the Senior Facilities Agreement and the Junior Facilities Agreement; and

(B)

the consent of the Charterer to the Change of Ownership, pursuant to the terms of each of the Charter Agreements as evidenced by a consent letter, in Agreed Form, in respect of each Charter Agreement duly executed by the applicable Subsidiary and the Charterer;

(ii)	a copy of a deed of release in respect of each of the four guarantees from each of the Vendor and Overseas Shipholding Group, Inc. in favour of the Charterer, duly executed by the Charterer;

(iii)

a copy of an acknowledgment of receipt from the Charterer of the fully executed deeds of amendment in respect of each of the four guarantees granted by Qatar Gas Transport Company Limited (Nakilat) in favour of the Charterer;

(iv)	the original of any power of attorney, in Agreed Form, under which any document to be delivered to the Vendor under this paragraph 2 has been executed;
(v)	in respect of each Group Company, a letter of resignation duly executed by Shatha Al Emadi (Director);
(vi)	a counterpart of the termination agreement in respect of the SHA, in Agreed Form, duly executed by the Purchaser; and
(vii)

a copy of a board resolution of the Purchaser approving the purchase of the Shares and the execution by the Purchaser of the Transaction Documents and any other documents referred to in this Agreement.

This Agreement has been entered into on the date stated at the beginning of it.

International Seaways, Inc.

By:       /s/Lois K. Zabrocky

Name:  Lois K. Zabrocky

Title:    President

Nakilat Marine Services Ltd.

By:       /s/Abdullah Al-Sulaiti

Name:  Abdullah Al-Sulaiti

Title:    Attorney-In-Fact